Exhibit 99.1

Investor Relations Contact: Amy Mendenhall	Media Contact: Autumnn Mahar
Phone: 479-785-6200	Phone: 479-494-8221
Email: invrel@arcb.com	Email: amahar@arcb.com

ArcBest Declares a $0.12/Share Quarterly Dividend

FORT SMITH, Arkansas, October 30, 2026 – The Board of Directors of ArcBest® (Nasdaq: ARCB) has declared a quarterly cash dividend of twelve cents ($0.12) per share to holders of record of its Common Stock, $0.01 par value, on November 13, 2026, payable on November 27, 2026.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company delivering end-to-end supply chain solutions designed around how businesses operate. Partnering with 30,000+ customers across the globe, ArcBest combines the reliability and control of an asset-based LTL network, the reach and flexibility of a brokerage network, and innovative technology to help build stronger, more efficient supply chains. ArcBest View™, the company’s digital logistics platform, gives customers greater control and clarity by bringing quoting, booking, shipment visibility and reporting into one connected experience. With 14,000 employees, approximately 240 campuses and service centers, and over a century of expertise, ArcBest delivers a premium experience built on reliable service, clear visibility and responsive support. For more information, visit arcb.com.

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